Exhibit 99.1

KEYCORP
401(k) SAVINGS PLAN

FINANCIAL STATEMENTS
AND SUPPLEMENTAL SCHEDULE
WITH
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

December 31, 2023

KeyCorp
401(k) Savings Plan

INDEX
Page

Reports of Independent Registered Public Accounting Firm	1

Financial Statements:
Statement of Net Assets Available for Benefits	2

Statement of Changes in Net Assets Available for Benefits	3

Notes to Financial Statements	4-12

Supplemental Schedule:

Schedule of Assets (Held at End of Year)	13-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Participants and KeyCorp, as Plan Sponsor for the KeyCorp 401(k) Savings Plan

Opinion on the Financial Statements

We have audited the accompanying Statement of Net Assets Available for Benefits of the KeyCorp 401(k) Savings Plan (the “Plan”) as of December 31, 2023 and 2022, and the Statements of Changes in Net Assets Available for Benefits for the years then ended, and the related notes and supplemental schedule (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2023 and 2022, and the changes in net assets available for benefits of the Plan for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for purposes of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Supplemental Information

The supplemental Schedule of Assets (Held at End of Year) as of December 31, 2023 has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental schedule is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in conformity with Department of Labor’s (DOL) Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Meaden & Moore, Ltd.
Meaden & Moore, Ltd.

We have served as the Plan’s auditor since 2005.

Cleveland, Ohio
June 27, 2024

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

KeyCorp
401(k) Savings Plan
	December 31,
	2023	2022
ASSETS
Investments, at fair value:
KeyCorp common stock (cost $84,499,559 and $89,609,181 at
2023 and 2022, respectively)	$108,108,014	$138,567,564
Other equity securities	525,276,766	361,517,583
Interest in mutual funds and collective trusts at fair value	3,040,877,316	2,719,853,429
Total investments at Fair Value	3,674,262,096	3,219,938,576
Receivables:
Notes receivable from participants	52,790,390	48,861,791
Receivable - Interest and dividends	1,050,376	443,265
Total Receivables	53,840,766	49,305,056

Total Assets	3,728,102,862	3,269,243,632

LIABILITIES
Payables - administrative and other expenses	1,118,646	623,057

Total Liabilities	1,118,646	623,057

NET ASSETS AVAILABLE FOR BENEFITS	$3,726,984,216	$3,268,620,575

See accompanying notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

KeyCorp
401(k) Savings Plan
	Year Ended December 31,
	2023	2022
Additions to Net Assets Attributed to:
Contributions:
Employer	$99,845,649	$84,130,136
Participants	147,835,047	138,655,262
Rollovers	20,623,293	23,650,730
Total Contributions	268,303,989	246,436,128

Interest on participant notes receivable	2,823,048	2,213,122

Investment Income:
Dividends from KeyCorp common stock	6,427,660	6,397,667
Dividends from other equity securities	1,713,648	1,421,826
Net investment income from mutual funds and collective trusts	18,859,593	9,594,028
Net realized gain (loss) and unrealized appreciation (depreciation)	555,823,654	(711,320,573)
Total Investment Income	582,824,555	(693,907,052)

Deductions from Net Assets Attributed to:
Participant withdrawals	389,230,264	298,596,765
Administrative and other expenses	6,357,687	4,226,894
Total Deductions	395,587,951	302,823,659

Net Increase or (Decrease)	458,363,641	(748,081,461)

Net Assets Available for Benefits:
Beginning of Year	3,268,620,575	4,016,702,036

End of Year	$3,726,984,216	$3,268,620,575

See accompanying notes to the financial statements.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1    Description of Plan

The following description of the KeyCorp 401(k) Savings Plan (Plan) provides only general information. Participants should refer to the Summary Plan Description or Plan document for a more complete description of the Plan’s provisions.

General:

The Plan consists of a profit sharing plan with a cash or deferred arrangement, as authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended (Code), and an employee stock ownership plan (ESOP), as authorized under the provisions of Section 4975(e)(7) of the Code. As of January 1, 2011, the Plan was amended and restated to close the KeyCorp Common Stock Fund to new investments effective January 1, 2012, with the exception of KeyCorp dividend reinvestments, and make other administrative modifications and changes as required by law or to facilitate the administration of the Plan.

Effective December 31, 2017, the Plan was amended to merge in the participants and the assets of the former Cain Brothers & Company, LLC Retirement Plan.

Effective January 1, 2017, the Plan was restated to reflect the amendments adopted since the January 1, 2011 amendment and restatement and to make administrative modifications and changes as required by law or to facilitate the administration of the Plan.

The portion of the Plan that is attributable to participant contributions invested in the Plan’s various investment funds (other than the Plan’s KeyCorp Common Stock Fund) constitutes a profit sharing plan. The portion of the Plan that is attributable to participant contributions, employer contributions, profit sharing contributions, after-tax contributions, and rollover contributions invested primarily in KeyCorp common shares constitutes an ESOP. The Plan is intended to be qualified under Section 401(a) of the Code and the provisions of Titles I, II, and III of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Dividends paid on those KeyCorp common shares maintained in the ESOP, at the participant’s election, may automatically be reinvested in the Plan’s Common Stock Fund or paid directly to the participant. In 2023 and 2022, dividends of $882,642 and $824,412, respectively, were paid directly to participants in connection with this election and are reflected in the Statement of Changes in Net Assets Available for Benefits as participant withdrawals.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Eligibility:

All regular full-time and part-time employees of KeyCorp and its participating subsidiaries (Employer or Key) are eligible to participate in the Plan as of their first day of employment with the Employer for purposes of making pre-tax contributions, Roth contributions, Plan transfer contributions, and rollover contributions. Employees are eligible to participate in receiving employer contributions and profit sharing contributions in accordance with the following eligibility requirements: for employees whose employment commencement date is July 1, 2006, or after, participants can receive these contributions after completing one year of service. Seasonal and on-call employees are required to complete 1,000 hours of service prior to becoming eligible to participate in the Plan.

Contributions:

Contributions are subject to limitations on annual additions and other limitations imposed by the Code as defined in the Plan agreement.

Employee 401(k) Deferral:

In years in which the safe harbor provisions of Section 401(k)(12) of the Code are not utilized, employees who have met the eligibility requirements and have elected to participate may contribute from 1% to 100% of their compensation on a pre-tax basis to the Plan, and highly compensated employees (as that term is defined in accordance with Section 414(n) of the Code) may contribute from 1% to 7% of their compensation to the Plan. For the 2023 and 2022 Plan years, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are utilized (2023 and 2022), all eligible employees may contribute up to 100% of their compensation to the Plan. The Plan also provides a qualified Roth contribution program.

Commencing January 1, 2010, an automatic enrollment feature was added to the Plan for all new regular full-time and part-time employees of the Employer (Covered Employees). The Plan was amended such that the initial default contribution percentage for Covered Employees is 2% and will increase by 1% at the beginning of each Plan year until the default percentage is 10% for Plan years on and after January 1, 2012. An amendment effective July 1, 2020 clarified that for employees hired before July 1, 2020, the increase will be effective at the beginning of the Plan year and for those hired after July 1, 2020, it will be effective on the anniversary date. The Covered Employee may request a distribution of his or her default elective deferrals no later than 90 days after default elective deferrals are first withheld from a Covered Employee’s pay. As of January 1, 2016, the Plan was amended to implement an auto-enrollment back sweep feature for certain employees hired prior to December 31, 2009.

Employer Matching Contributions:

Effective January 1, 2023, Key amended the Plan and matching contributions increased to a dollar-for-dollar match, up to the first 7% of the participant's contributions to the Plan. After satisfying the eligibility requirements, Key matches up to 7% of the participant’s contributions. Default elective deferrals will be eligible for matching contributions after the Covered Employee satisfies the Eligibility Requirements for receiving a matching contribution. Commencing for Plan years on and after January 1, 2012, the KeyCorp Common Stock Fund was closed to new investments, and matching contributions became subject to the investment direction of the participant.

The Employer Matching Contribution for each participant is based on the participant’s eligible annual compensation. For the 2023 and 2022 Plan years, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Employer Discretionary Contributions:

Key may also make additional contributions as approved by the Board of Directors. Commencing January 1, 2010, and thereafter, profit sharing contributions may be made, allocated, and credited to the accounts of participants employed on the last business day of the Plan year as a flat percentage of eligible compensation for the participants entitled to receive an allocation, based on the further terms and conditions set forth in the Plan. For Plan years beginning on and after January 1, 2012, participants will share in profit sharing contributions for the applicable year if the participant experienced a Termination Under Limited Circumstances, as defined by the Plan, during the Plan year. Key did not make a profit sharing contribution for 2023 or 2022.

Rollover Contributions:

Rollover contributions from other plans are also accepted, providing certain specified conditions are met.

Participant’s Accounts:

Each participant’s account is credited with the participant’s elective contributions, employer matching contributions, employer discretionary contributions, and earnings and losses thereon.

Vesting:

All participants are 100% vested in elective deferrals (pre-tax and Roth) and rollover contributions made to the Plan. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are not utilized, participants are 100% vested in Key matching contributions after three years of service. Contributions subject to the safe harbor provisions of Section 401(k)(12) are 100% vested. Participants are 100% vested in Key discretionary contributions after three years of service.

Forfeitures:

Under the terms of the Plan, forfeited nonvested participant amounts may be used to offset Employer contributions to the Plan. At December 31, 2023, and December 31, 2022, the Plan’s investments included $499,001 and $101,702 of Plan forfeitures, respectively. During 2023, no forfeitures were used to offset Employer contributions. During 2022, $448,667 in forfeitures were used to offset Employer contributions.

Notes Receivable from Participants:

Loans are permitted under certain circumstances and are subject to limitations. Participants may borrow from their fund accounts up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loans are repaid over a period not to exceed five years with exceptions for the purchase of a primary residence.

The loans are secured by the balance in the participant’s account. The interest rate is currently established by the terms of the Loan Policy as Prime plus 1%. Loans to Plan participants are valued at their unpaid principal balance plus accrued but unpaid interest, which approximates fair value.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Payment of Benefits:

Distribution of participant contributions and matching contributions are subject to the distribution limitations outlined in Section 401(k) of the Code (i.e., attainment of age 59 1/2, severance from employment, retirement, death, or disability, subject to special grandfathered distribution provisions). Upon termination, participants may receive a distribution of their vested account balance in cash or may elect to have their interest in the KeyCorp Common Stock Fund distributed to them in common shares of KeyCorp. Participants may leave their balance in the Plan if their balance is greater than $1,000. Upon retirement, participants may elect to receive their Plan distribution as a lump sum payment or as a monthly, quarterly, or annual installment payment. Benefit payments are recorded upon distribution.

As of January 1, 2016, the Plan was amended to facilitate the implementation of flexibility in the distribution of benefits to assist participants with retirement readiness and distribution planning.

Hardship Withdrawals:

Hardship withdrawals are permitted in accordance with Internal Revenue Service guidelines.

Investment Options:

Upon enrollment in the Plan, a participant may direct his or her employee contribution in any of the investment options offered by the Plan. As discussed above, the KeyCorp Common Stock Fund was closed to new investments effective January 1, 2012.

2Summary of Significant Accounting Policies

Basis of Accounting:

The Plan’s transactions are reported on the accrual basis of accounting.

Investment Valuation:

Investments are stated at aggregate fair value, which is determined based on the closing price reported on the last business day of the Plan year as follows:

Equity Securities

Closing market price as quoted on the New York Stock Exchange as of December 31, 2023, and December 31, 2022. The closing market price of KeyCorp’s Common Stock at December 31, 2023, and December 31, 2022, was $14.40 and $17.42, respectively. The other common stocks, which are included in either the Jennison Large Cap Growth Separate Account or the T. Rowe Price QM US Small-Cap Growth Equity Strategy Separate Account, are valued at the closing price reported on the applicable major stock exchange on which the individual securities are traded.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies, Continued

Mutual Funds

Closing market price as quoted per a third-party valuation service as of December 31, 2023 and December 31, 2022. Non-publicly traded mutual funds are included within the PIMCO Total Return Separate Account, which consists of open end mutual funds managed by Pacific Investment Management Company. LLC. The market value of each of the underlying mutual fund's shares are determined daily based on the fund's' net asset value determined by dividing the total value of the funds' investments and other assets, less any liabilities, by the total number of shares outstanding. The value of the funds' investments may be based on closing market prices or information received from third-party valuation services.

Collective Trust Funds

Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values received from a third-party valuation service.

Investment Transactions:

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sales of equity securities are based on the specific cost of units sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale. In the case of KeyCorp Common Stock, brokerage commissions are added to the cost of shares purchased and subtracted from the proceeds of shares sold. No direct brokerage commissions are incurred by the Plan on purchases and sales of shares or units in mutual funds and collective trust funds.

Investment Income:

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

Fair Value Measurement:

Accounting guidance defines fair value as the price to sell an asset or transfer a liability in an orderly transaction between market participants in the principal market. In other words, fair value represents an exit price at the measurement date. Market participants are buyers and sellers who are independent, knowledgeable, and willing and able to transact in the principal (or most advantageous) market for the asset or liability being measured. Current market conditions, including imbalances between supply and demand, are considered in determining fair value.

The Plan’s assets are valued based on the principal market where each would be sold. The principal market is the forum with the greatest volume and level of activity. In the absence of a principal market, valuation is based on the most advantageous market (i.e., the market where the asset could be sold at a price that maximizes the amount to be received).

There are three acceptable techniques for measuring fair value: the market approach, the income approach, and the cost approach. The appropriate technique for valuing a particular asset depends on the exit market, the nature of the asset being valued, and how a market participant would value the same asset. Ultimately, selecting the appropriate valuation method requires significant judgment, and applying the valuation technique requires sufficient knowledge and expertise.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies, Continued

Valuation inputs refer to the assumptions market participants would use in pricing a given asset. Inputs can be observable or unobservable. Observable inputs are assumptions based on market data obtained from an independent source. Unobservable inputs are assumptions based on the Trustee’s own information or assessment of assumptions used by other market participants in pricing the asset. Unobservable inputs are based on the best and most current information available on the measurement date.

All inputs, whether observable or unobservable, are ranked in accordance with a prescribed fair value hierarchy that gives the highest ranking to quoted prices in active markets for identical assets (Level 1) and the lowest ranking to unobservable inputs (Level 3). Fair values for assets classified as Level 2 are based on one or a combination of the following factors: (a) quoted market prices for similar assets in active markets; (b) quoted prices for identical or similar assets in inactive markets; (c) observable inputs, such as interest rates or yield curves; or (d) inputs derived principally from or corroborated by observable market data. The level in the fair value hierarchy ascribed to a fair value measurement in its entirety is based on the lowest level input that is significant to the measurement. The Plan considers an input to be significant if it drives 10% or more of the total fair value of a particular asset. Assets may transfer between levels based on the observable and unobservable inputs used at the valuation date, as the inputs may be influenced by certain market conditions. Transfers between levels of the fair value hierarchy are recognized at the end of the reporting period.

Typically, assets are considered to be fair valued on a recurring basis if fair value is measured regularly. Additional information regarding fair value measurements and disclosures is provided in Note 4 (“Fair Value Measurements”).

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Administrative Fees:

Substantially all administrative fees are paid by the Plan.

Plan Termination:

Although it has not expressed any intent to do so, Key has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

Risks and Uncertainties:

The Plan invests in various investments, including KeyCorp common stock, other equity securities, and interests in mutual funds and collective trusts. These investments are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in values of investments will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2    Summary of Significant Accounting Policies, Continued

Subsequent Events:

In preparing these financial statements, subsequent events were evaluated through the time the financial statements were issued. Financial statements are considered issued when they are widely distributed to all shareholders and other financial statement users, or filed with the SEC. In compliance with applicable accounting standards, all material subsequent events have been either recognized in the financial statements or disclosed in the notes to the financial statements.

3    Tax Status

The Internal Revenue Service has determined and informed Key by letter dated September 22, 2013, that the Plan and related trust as of the January 1, 2011 Restatement are designed in accordance with applicable sections of the Internal Revenue Code.

The Plan has been amended since receiving the determination letter. However, the Plan Administrator and tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Accounting principles generally accepted in the United States of America (U.S. GAAP) requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability if the Plan has taken uncertain tax positions that more-likely-than-not would not be sustained upon examination by applicable taxing authorities. The Plan administrator has analyzed tax positions taken by the Plan and has concluded that, as of December 31, 2023, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or that would require disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions. However, currently no audits for any tax periods are in progress.

4    Fair Value Measurements

The following is a description of the valuation methodologies used to measure the fair value of assets held in the Plan:

Equity Securities. Investments in KeyCorp Common Stock are valued at their official closing price on the New York Stock Exchange and are classified as Level 1. Other equity securities are valued at the closing price reported on the major stock exchange on which the individual securities are traded and are classified as Level 1.

Mutual Funds. Exchange-traded mutual funds are valued using quoted prices and, therefore, are classified as Level 1. Mutual funds held within the PIMCO Total Return Separate Account are measured at net asset value ("NAV") as a practical expedient to estimate fair value and accordingly have not been classified in the fair value hierarchy. This practical expedient would not be used if it is determined to be probable that the investment will sell for an amount different from the reported NAV. Fair value is determined based on the Plan's proportionate share of total net assets in the fund. Participant transactions (purchases and redemptions) may occur daily.

Money Market Funds.  Investments in money market funds are valued at their closing net asset value. Because net asset values for the money market funds are based primarily on observable inputs, most notably quoted prices for the underlying assets, these investments are classified as Level 2.

Collective Trust Funds. The Plan's investments in collective trust funds are measured at net asset value ("NAV") as a practical expedient to estimate fair value and accordingly, have not been classified in the fair value hierarchy. This

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

4    Fair Value Measurements, continued

practical expedient would not be used if it is determined to be probable that the funds will sell the investment for an amount different from the reported NAV. Fair value is determined based on the Plan's proportionate share of total net assets in the fund. Participant transactions (purchases and sales) may occur daily. However, in high volume liquidation demand periods, the Trustee may, at their discretion, delay liquidation requests so that it is in the best interest of all participants in the fund. If the Plan initiates a full redemption of the KeyBank EB MaGIC Fund, the issuer reserves the right to require 12 months’ notification in order to ensure that securities liquidations will be carried out in an orderly business manner.

The investment strategies for the collective trust funds are varied, and they may invest directly and indirectly in a broad range of equities, debt, and derivative instruments with the objective of mirroring or exceeding the total return of certain market indices.  Strategies may vary based on global macroeconomic views, expected directional movements in the financial markets, market capitalization, and other strategies.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

4    Fair Value Measurements, continued

The following tables present the Plan’s assets that are measured at fair value on a recurring basis in accordance with U.S. GAAP at December 31, 2023, and December 31, 2022.

December 31, 2023	Level 1	Level 2	Level 3	Total
Equity Securities:
KeyCorp Common Stock	$108,108,014	—	—	$108,108,014
Other Equity Securities	525,276,766			525,276,766
Mutual Funds	288,362,742	—	—	288,362,742
Money Market Funds	—	$152,249,655	—	152,249,655
Collective Trust Funds, Mutual Funds and other investments measured at net asset value (a)	—	—	—	2,600,264,919
	$921,747,522	$152,249,655	—	$3,674,262,096

December 31, 2022	Level 1	Level 2	Level 3	Total
Equity Securities:
KeyCorp common stock	$138,567,564	—	—	$138,567,564
Other equity securities	361,517,583			361,517,583
Mutual Funds	273,520,466	—	—	273,520,466
Money Market Funds	—	$127,240,892	—	127,240,892
Collective Trust Funds, Mutual Funds and other investments measured at net asset value (a)	—	—	—	2,319,092,071
	$773,605,613	$127,240,892	—	$3,219,938,576
(a) Certain investments that are measured at fair value using the net asset value (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the fair value of the plan assets presented elsewhere within this report.

5    Party-in-Interest Transactions

During 2023 and 2022, the Plan received $6,427,660 and $6,397,667 respectively, in KeyCorp common stock dividends.

During the year ended December 31, 2023, the Plan purchased 398,421 shares of KeyCorp common stock for $4,408,621 and sold 553,384 shares of common stock of KeyCorp were sold by the Plan for $6,684,345. During the year ended December 31, 2022, the Plan did not purchase KeyCorp common stock and 258,140 shares of common stock of KeyCorp were sold by the Plan for $5,597,502. The sales of KeyCorp common stock were completed in the open market.

The Plan has arrangements with various service providers and these arrangements qualify as party-in-interest transactions.

SCHEDULE OF ASSETS (HELD AT END OF YEAR)
Form 5500, Schedule H, Part IV, Line 4i

KeyCorp
401(k) Savings Plan

EIN 34-6542451
Plan Number 002

December 31, 2023

(a)	(b)	(c)	(d)	(e)
	Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

	Equity Securities:
*	KeyCorp common stock	Common Stock		$108,108,014
	CANADA - DESCARTES SYS GROUP INC COM SEDOL: 2528834	Common Stock		678,785
	DENMARK - ADR NOVO-NORDISK A S ADR SEDOL: 2651202	Common Stock		8,420,002
	FRANCE - L'OREAL EUR0.20 SEDOL: 4057808	Common Stock		4,443,955
	FRANCE - LVMH MOET HENNESSY EUR0.30 SEDOL: 4061412	Common Stock		3,254,451
	ISRAEL - SAPIENS INTERNATIONAL CORP NV COM EUR0.01 SEDOL: BFYZGX0	Common Stock		247,986
	NETHERLANDS - ADR ASML HLDG NV NY REG 2012 (POST REV SPLIT) SEDOL: B908F01	Common Stock		3,813,362
	UK - ADR ASTRAZENECA PLC SPONSORED ADR UNITEDKINGDOM SEDOL: 2989044	Common Stock		4,990,971
	UK - ADR RENTOKIL INITIAL PLC SPONSORED ADR SEDOL: 2738172	Common Stock		249,536
	#REORG IMMUNOGEN INC MERGER 02-12-2024 SEDOL: 2457864	Common Stock		274,885
	AAON INC COM PAR $0.004 COM PAR $0.004 SEDOL: 2268130	Common Stock		369,941
	ABERCROMBIE & FITCH CO CL A CL A SEDOL: 2004185	Common Stock		247,016
	ACADEMY SPORTS & OUTDOORS INC COM SEDOL: BN7K304	Common Stock		263,736
	ACADIA PHARMACEUTICALS INC COM SEDOL: 2713317	Common Stock		392,878
	ACI WORLDWIDE INC COM STK SEDOL: 2889155	Common Stock		172,370
	ADDUS HOMECARE CORP COM STK SEDOL: B55BN47	Common Stock		334,724
	ADOBE INC COM SEDOL: 2008154	Common Stock		10,501,950
	ADR ARM HLDGS PLC SPONSORED ADR NEW SEDOL: BNSP5P7	Common Stock		2,044,620
	ADVANCED ENERGY INDS INC COM SEDOL: 2049175	Common Stock		367,278
	ADVANCED MICRO DEVICES INC COM SEDOL: 2007849	Common Stock		16,354,845
	AFFIRM HLDGS INC CL A CL A SEDOL: BMF9NM8	Common Stock		738,820
	AGILYSYS INC COM STK SEDOL: 2689162	Common Stock		320,450
	AGIOS PHARMACEUTICALS INC COM SEDOL: BCBVTX1	Common Stock		82,065
	AIRBNB INC CL A COM USD0.0001 CL A SEDOL: BMGYYH4	Common Stock		3,993,939
	AKERO THERAPEUTICS INC COM SEDOL: BK7Y2V9	Common Stock		115,419
	ALBANY INTL CORP NEW CL A SEDOL: 2012757	Common Stock		63,352
	ALECTOR INC COM SEDOL: BJ4LDC4	Common Stock		16,351
	ALKERMES PLC SHS SEDOL: B3P6D26	Common Stock		252,933
	ALLOGENE THERAPEUTICS INC COM SEDOL: BFZNYB7	Common Stock		16,676
	ALPHA METALLURGICAL RES INC COM SEDOL: BMFND53	Common Stock		430,767

ALPHABET INC CAP STK USD0.001 CL C SEDOL: BYY88Y7	Common Stock	13,267,150
ALPHABET INC CAPITAL STOCK USD0.001 CL A SEDOL: BYVY8G0	Common Stock	13,282,284
AMAZON COM INC COM SEDOL: 2000019	Common Stock	32,666,340
AMERICAN TOWER CORP SEDOL: B7FBFL2	Common Stock	5,147,011
AMICUS THERAPEUTICS INC COM SEDOL: B19FQ48	Common Stock	167,868
AMN HEALTHCARE SVCS INC COM SEDOL: 2813552	Common Stock	351,187
AMPHASTAR PHARMACEUTICALS INC DEL COM SEDOL: BNFWZS4	Common Stock	362,936
API GROUP CORPORATION COM USD0.0001 SEDOL: BMBPH06	Common Stock	437,171
APPFOLIO INC COM CL A COM CL A SEDOL: BYN7H48	Common Stock	331,408
APPLE INC COM STK SEDOL: 2046251	Common Stock	20,868,904
ARCELLX INC COM SEDOL: BPCJ1Q2	Common Stock	125,097
ARRAY TECHNOLOGIES INC COM SEDOL: BLBLMD5	Common Stock	166,236
ARVINAS INC COM SEDOL: BDZ30Q0	Common Stock	130,848
ASBURY AUTOMOTIVE GROUP INC COM SEDOL: 2855855	Common Stock	315,633
ASGN INCORPORATED COMN STK USD0.01 SEDOL: BFY8W20	Common Stock	159,258
ASPEN TECHNOLOGY INC COM USD0.10 SEDOL: BP2V812	Common Stock	134,071
ATI INC COM SEDOL: 2526117	Common Stock	569,193
ATKORE INC SEDOL: BDHF495	Common Stock	609,920
ATRICURE INC COM STK SEDOL: B0C8KV2	Common Stock	118,277
AVIDITY BIOSCIENCES INC COM SEDOL: BMWHPY1	Common Stock	49,929
AXALTA COATING SYSTEMS LTD COM USD1.00 SEDOL: BSFWCF5	Common Stock	462,026
AXCELIS TECHNOLOGIES INC COM NEW COM NEW SEDOL: BD420Q8	Common Stock	546,125
AZEK CO INC CL A CL A SEDOL: BKPVG43	Common Stock	286,875
A10 NETWORKS INC COM SEDOL: BKQVBN6	Common Stock	130,633
BALCHEM CORP COM SEDOL: 2072074	Common Stock	184,301
BANCORP INC DEL COM STK SEDOL: B05BRL7	Common Stock	408,505
BELLRING BRANDS INC COM USD0.01 SEDOL: BN70ZC0	Common Stock	628,576
BIOHAVEN LTD COM NPV WI SEDOL: BPLZ7S5	Common Stock	429,498
BIOMEA FUSION INC COM SEDOL: BNKF6N0	Common Stock	17,424
BJS WHSL CLUB HLDGS INC COM SEDOL: BFZNZF8	Common Stock	103,056
BLACKBAUD INC COM SEDOL: 2458878	Common Stock	289,751
BLOOMIN BRANDS INC COM SEDOL: B847RJ0	Common Stock	259,262
BLUE OWL CAP INC COM CL A SEDOL: BN7CQS9	Common Stock	305,793
BLUEPRINT MEDICINES CORP COM SEDOL: BWY52P3	Common Stock	581,573
BOEING CO COM SEDOL: 2108601	Common Stock	4,261,791
BOISE CASCADE CO COM SEDOL: B9BP4R1	Common Stock	51,744
BOOZ ALLEN HAMILTON HLDG CORP CL A COM STK SEDOL: B5367T7	Common Stock	653,236
BOX INC CL A CL A SEDOL: BVB3BV2	Common Stock	346,683
BOYD GAMING CORP COM SEDOL: 2117232	Common Stock	559,608
BRIDGEBIO PHARMA INC COM SEDOL: BK1KWG8	Common Stock	226,072
BRIGHT HORIZONS FA COM USD0.001 SEDOL: B7MJWP2	Common Stock	217,412
BROADCOM INC COM SEDOL: BDZ78H9	Common Stock	4,526,394
BROADRIDGE FINL SOLUTIONS INC COM STK SEDOL: B1VP7R6	Common Stock	287,639
BRUKER CORP SEDOL: 2616137	Common Stock	189,578
BRUNSWICK CORP COM SEDOL: 2149309	Common Stock	238,876
BUILDERS FIRSTSOURCE INC COM STK SEDOL: B0BV2M7	Common Stock	519,851

CACI INTL INC CL A CL A SEDOL: 2159267	Common Stock	632,499
CADENCE DESIGN SYS INC COM SEDOL: 2302232	Common Stock	5,143,707
CADRE HLDGS INC COM SEDOL: BKVKB49	Common Stock	108,109
CARVANA CO CL A CL A SEDOL: BYQHPG3	Common Stock	285,029
CASELLA WASTE SYS INC CL A COM STK SEDOL: 2120490	Common Stock	715,386
CASEYS GEN STORES INC COM SEDOL: 2179414	Common Stock	264,025
CATALENT INC COM SEDOL: BP96PQ4	Common Stock	200,523
CATALYST PHARMACEUTICALS INC COM STK USD0.001 STK SEDOL: B1G7Q03	Common Stock	179,733
CAVA GROUP INC COM SEDOL: BRBD9F4	Common Stock	56,648
CAVCO INDS INC DEL COM STK SEDOL: 2787022	Common Stock	331,715
CBIZ INC COM SEDOL: 2730781	Common Stock	489,767
CELSIUS HLDGS INC COM NEW COM NEW SEDOL: B19HX21	Common Stock	168,140
CENTRUSENERGYCORPCLACOM SEDOL: BQXKDH6	Common Stock	153,926
CEREVEL THERAPEUTICS HLDGS INC COM SEDOL: BMVMJ12	Common Stock	260,506
CHAMPIONX CORPORATION COM USD0.D1 WI SEDOL: BMW7N69	Common Stock	255,033
CHARLES RIV LABORATORIES INTL INC COM SEDOL: 2604336	Common Stock	340,416
CHEMED CORP NEW COM SEDOL: 2190084	Common Stock	127,476
CHIPOTLE MEXICAN GRILL INC COM STK SEDOL: B0X7DZ3	Common Stock	2,760,361
CHOICE HOTELS INTL INC COM SEDOL: 2106780	Common Stock	352,250
CHURCHILL DOWNS INC COM SEDOL: 2194105	Common Stock	724,439
CIRRUS LOGIC INC COM SEDOL: 2197308	Common Stock	250,651
CLEAN HBRS INC COM SEDOL: 2202473	Common Stock	495,259
COCA-COLA CONSOLIDATED INC COM SEDOL: 2206721	Common Stock	608,102
COGENT COMMUNICATIONS HLDGS INC SEDOL: B06RWD1	Common Stock	257,083
COMFORT SYS USA INC COM SEDOL: 2036047	Common Stock	870,601
CONMED CORP COM SEDOL: 2216010	Common Stock	294,144
CORE & MAIN INC COM CL A COM CL A SEDOL: BNXKS92	Common Stock	433,316
CORVEL CORP COM SEDOL: 2347277	Common Stock	506,781
COSTCO WHOLESALE CORP NEW COM SEDOL: 2701271	Common Stock	8,363,874
COTY INC COM CL A COM CL A SEDOL: BBBSMJ2	Common Stock	248,711
CRINETICS PHARMACEUTICALS INC COM SEDOL: BDD19F8	Common Stock	90,836
CRISPR THERAPEUTICS AG COM CHF0.03 SEDOL: BDHF4K6	Common Stock	341,358
CROCS INC COM SEDOL: B0T7Z62	Common Stock	234,366
CROWDSTRIKE HLDGS INC CL A CL A SEDOL: BJJP138	Common Stock	5,746,998
CSW INDUSTRIALS INC COM SEDOL: BYQD1J6	Common Stock	405,279
CURTISS WRIGHT CORP COM SEDOL: 2241205	Common Stock	893,611
CYTOKINETICS INC COMMON STOCK SEDOL: BBBSBJ5	Common Stock	519,391
DAY ONE BIOPHARMACEUTICALS INC COM USD0.0001 SEDOL: BLB0YH0	Common Stock	43,172
DECKERS OUTDOOR CORP COM SEDOL: 2267278	Common Stock	457,875
DENALI THERAPEUTICS INC COM SEDOL: BD2B4V0	Common Stock	68,801
DICKS SPORTING GOODS INC OC-COM OC-COM SEDOL: 2969637	Common Stock	360,174
DIODES INC COM SEDOL: 2270500	Common Stock	436,257
DOMINOS PIZZA INC COM SEDOL: B01SD70	Common Stock	463,347
DOUBLEVERIFY HLDGS INC COM SEDOL: BMDX9Z7	Common Stock	449,010
DUOLINGO INC CL A COM CL A COM SEDOL: BMCM6P4	Common Stock	322,581
E L F BEAUTY INC COM SEDOL: BDDQ975	Common Stock	610,270

EAGLE MATLS INC COM SEDOL: 2191399	Common Stock	664,504
ELEMENT SOLUTION INC COM SEDOL: BJ1C2K1	Common Stock	251,925
ELI LILLY & CO COM SEDOL: 2516152	Common Stock	15,750,498
EMBECTA CORPORATION COM USD0.01 WI SEDOL: BMXWYR1	Common Stock	19,782
EMCOR GROUP INC COM SEDOL: 2474164	Common Stock	188,932
ENDEAVOR GROUP HOLDINGS INC COM 0.00001 CL A SEDOL: BJQ05Y5	Common Stock	422,892
ENSIGN GROUP INC COM STK SEDOL: B1YWPP8	Common Stock	905,647
ENTEGRIS INC COM SEDOL: 2599700	Common Stock	174,817
EURONET WORLDWIDE INC COM SEDOL: 2320148	Common Stock	288,638
EVERI HLDGS INC COM SEDOL: BYV34V4	Common Stock	50,681
EVERTEC INC COM SEDOL: B7KY3Z6	Common Stock	228,609
EVOLENT HEALTH INC CL A CL A SEDOL: BYLY8H1	Common Stock	179,584
EXELIXIS INC COM STK SEDOL: 2576941	Common Stock	492,419
EXLSERVICE COM INC COM STK SEDOL: B07LST0	Common Stock	627,983
EXPONENT INC COM STK SEDOL: 2330318	Common Stock	92,266
EXPRO GROUP HOLDINGS N.V SEDOL: BCRY5H0	Common Stock	95,759
EXTREME NETWORKS INC COM SEDOL: 2407052	Common Stock	107,128
FABRINET COM USD0.01 SEDOL: B4JSZL8	Common Stock	960,786
FACTSET RESH SYS INC COM STK SEDOL: 2329770	Common Stock	384,502
FAIR ISAAC CORPORATION COM SEDOL: 2330299	Common Stock	442,324
FEDERAL SIGNAL CORP COM SEDOL: 2333986	Common Stock	523,520
FORMFACTOR INC COM STK SEDOL: 2891826	Common Stock	184,942
FORTINET INC COM SEDOL: B5B2106	Common Stock	243,017
FTI CONSULTING INC COM SEDOL: 2351449	Common Stock	468,003
GARTNER INC COM SEDOL: 2372763	Common Stock	267,959
GIBRALTAR INDS INC COM SEDOL: 2369226	Common Stock	108,440
GLOBUS MED INC CL A NEW COM STK SEDOL: B7D65M0	Common Stock	428,398
GOLDMAN SACHS GROUP INC COM SEDOL: 2407966	Common Stock	3,449,555
GRAND CANYON ED INC COM STK SEDOL: B3F1XM1	Common Stock	485,775
GRAPHIC PACKAGING HLDG CO COM STK SEDOL: B2Q8249	Common Stock	230,872
GREEN BRICK PARTNERS INC COM SEDOL: BS7T2R6	Common Stock	235,080
GUARDANT HEALTH INC COM SEDOL: BFXC911	Common Stock	184,914
GXO LOGISTICS INC COM SEDOL: BNNTGF1	Common Stock	483,103
HAEMONETICS CORP MASS COM SEDOL: 2401195	Common Stock	295,779
HALOZYME THERAPEUTICS INC COM SEDOL: 2975098	Common Stock	483,289
HAMILTON LANE INC CL A CL A SEDOL: BF0SR29	Common Stock	351,664
HERC HLDGS INC COM SEDOL: BZBZ020	Common Stock	181,050
HILTON GRAND VACATIONS INC COM SEDOL: BYSLHX4	Common Stock	185,672
HOME DEPOT INC COM SEDOL: 2434209	Common Stock	7,946,392
HUBSPOT INC COM SEDOL: BR4T3B3	Common Stock	2,264,106
IDEAYA BIOSCIENCES INC COM SEDOL: BK0VHF6	Common Stock	99,268
IGM BIOSCIENCES INC COM SEDOL: BKS3SM8	Common Stock	14,094
IMMUNOVANT INC COM SEDOL: BJRFSB7	Common Stock	109,959
!NARI MED INC COM SEDOL: BLDRF10	Common Stock	209,886
INFORMATICA INC CL A CL A SEDOL: BMG95P4	Common Stock	311,438
INSMED INC COM PAR $.01 SEDOL: 2614487	Common Stock	452,609
INSPERITY INC COM SEDOL: 2007281	Common Stock	387,178
INSPIRE MED SYS INC COM SEDOL: BDTSKTS	Common Stock	318,571
INTELLIA THERAPEUTICS INC COM SEDOL: BYZM6C2	Common Stock	127,692
INTER PARFUMS INC COM SEDOL: 2473150	Common Stock	446,719
INTRA-CELLULAR THERAPIES INC COM SEDOL: BHCB0P4	Common Stock	460,230

INTUITIVE SURGICAL INC COM NEW STK SEDOL: 2871301	Common Stock	7,646,602
JONIS PHARMACEUTICALS INC COM SEDOL: BDJ0LS6	Common Stock	414,686
IOVANCE BIOTHERAPEUTICS INC COM SEDOL: BF0DMK7	Common Stock	94,251
!RHYTHM TECHNOLOGIES INC COM SEDOL: BYT4ST5	Common Stock	228,959
IRIDIUM COMMUNICATIONS INC COM STK SEDOL: B2QH310	Common Stock	470,582
IVANHOE ELEC INC COM SEDOL: BPF0KH6	Common Stock	81,245
JOHN BEAN TECHNOLOGIES CORP COM STK SEDOL: B3BRJZ8	Common Stock	320,627
KADANT INC COM SEDOL: 2769978	Common Stock	607,432
KARUNA THERAPEUTICS INC COM SEDOL: BJMLSD2	Common Stock	698,538
KEYSIGHT TECHNOLOGIES INC COM SEDOL: BQZJ0Q9	Common Stock	2,148,351
KINSALE CAP GROUP INC COM SEDOL: BD1MGQ3	Common Stock	227,404
KOSMOS ENERGY LTD COM USD0.01 SEDOL: BHK15K6	Common Stock	194,187
KRYSTAL BIOTECH INC COM SEDOL: BD6JX35	Common Stock	131,007
KULICKE & SOFFA INDS INC COM SEDOL: 2498001	Common Stock	295,105
KYMERA THERAPEUTICS INC COM SEDOL: BMPRZV5	Common Stock	115,436
LANDSTAR SYS INC COM SEDOL: 2503994	Common Stock	408,214
LANTHEUS HLDGS INC COM SEDOL: BP8S8J5	Common Stock	458,924
LATTICE SEMICONDUCTOR CORP COM SEDOL: 2506658	Common Stock	428,635
LCI INDUSTRIES COM SEDOL: BYQ44Y5	Common Stock	64,364
LEONARDO DRS INC COM SEDOL: BNSNZQ2	Common Stock	382,243
LIGHT & WONDER INC COM USD0.001 SEDOL: 2919290	Common Stock	262,752
LINCOLN ELEC HLDGS INC COM SEDOL: 2516851	Common Stock	489,285
LITTELFUSE INC COM SEDOL: 2531832	Common Stock	214,316
LOUISIANA-PACIFIC CORP COM SEDOL: 2535243	Common Stock	428,805
LPL FINL HLDGS INC COM SEDOL: B75JX34	Common Stock	196,891
LULULEMON ATHLETICA INC COM SEDOL: B23FN39	Common Stock	7,955,672
MADRIGAL PHARMACEUTICALS INC COM SEDOL: BD59BS7	Common Stock	109,906
MANHATTAN ASSOCS INC COM SEDOL: 2239471	Common Stock	442,052
MARATHON DIGITAL HOLDINGS INC COM USO SEDOL: BLR7B52	Common Stock	160,272
MARKETAXESS HLDGS INC COM STK SEDOL: B03O9D0	Common Stock	309,835
MARRIOTT INTL INC NEW COM STK CL A SEDOL: 2210614	Common Stock	4,394,288
MASTERCARD INC CL A SEDOL: B121557	Common Stock	11,859,537
MATADOR RES CO COM SEDOL: B7MSLL8	Common Stock	481,775
MATTEL INC COM STOCK 1.00 PAR SEDOL: 2572303	Common Stock	408,601
MAXLINEAR INC COMMON STOCK SEDOL: B3RDWC8	Common Stock	150,749
MCGRATH RENTCORP COM SEDOL: 2551551	Common Stock	137,085
MEDPACE HLDGS INC COM SEDOL: BDCBC61	Common Stock	708,084
MERCADOLIBRE INC COM STK SEDOL: B23X1H3	Common Stock	5,666,973
MERIT MED SYS INC COM SEDOL: 2580555	Common Stock	554,736
META PLATFORMS INC COM USD0.000006 CL 'A' SEDOL: B7TL820	Common Stock	15,173,911
MICROSOFT CORP COM SEDOL: 2588173	Common Stock	29,886,907
MICROSTRATEGY INC CL A NEW CL A NEW SEDOL: 2974329	Common Stock	347,391
MKS INSTRS INC COM SEDOL: 2404871	Common Stock	145,973
MOLINA HEALTHCARE INC COM SEDOL: 2212706	Common Stock	719,007
MONGODB INC CL A CL A SEDOL: BF2FJ99	Common Stock	4,801,126
MONOLITHIC PWR SYS INC COM SEDOL: B01Z7J1	Common Stock	327,375
MONTE ROSA THERAPEUTICS INC COM SEDOL: BP7KZP7	Common Stock	4,520
MOODYS CORP COM SEDOL: 2252058	Common Stock	4,509,406

MOOG INC CLA SEDOL: 2601218	Common Stock	90,053
MOONLAKE IMMUNOTHERAPEUTICS COM SEDOL: BNG3F86	Common Stock	54,351
MORPHIC HLDG INC COM SEDOL: BK8M4J4	Common Stock	72,547
MSA SAFETY INC COM SEDOL: BKM4S16	Common Stock	335,803
MURPHY USA INC COM SEDOL: BCZWJ63	Common Stock	773,022
NATERA INC COM SEDOL: BYQRG48	Common Stock	286,766
NCR ATLEOS CORPORATION COM USD0.01 WI SEDOL: BRRD6G8	Common Stock	60,895
NCR VOYIX CORP COM STK USD0.01 SEDOL: 2632650	Common Stock	101,697
NEOGENOMICS INC COM NEW COM NEW SEDOL: 2598246	Common Stock	98,601
NETFLIX INC COM STK SEDOL: 2857817	Common Stock	9,718,612
NEUROCRINE BIOSCIENCES INC COM SEDOL: 2623911	Common Stock	288,291
NEXSTAR MEDIA GROUP INC COMMON STOCK SEDOL: 2949758	Common Stock	574,959
NIKE INC CL B SEDOL: 2640147	Common Stock	5,339,690
NOBLE CORPORATION PLC COM SEDOL: BN2QTL0	Common Stock	344,633
NOVANTA INC NOVANTA INC SEDOL: BD8S5H8	Common Stock	702,775
NURIX THERAPEUTICS INC COM SEDOL: BMVLGP2	Common Stock	20,010
NUTANIX INC CL A CL A SEDOL: BYQBFTB	Common Stock	746,301
NUVALENT INC CL A CL A SEDOL: BMVBZD3	Common Stock	123,337
NVIDIA CORP COM SEDOL: 2379504	Common Stock	25,996,574
NV5 GLOBAL INC COMMON STOCK SEDOL: BF5ZVB2	Common Stock	130,899
0 REILLY AUTOMOTIVE INC NEW COM USD0.01 SEDOL: B65LWX6	Common Stock	3,744,265
OLIN CORP COM SEDOL: 2658526	Common Stock	383,800
OMNICELL INC COM SEDOL: 2789523	Common Stock	103,332
ONTO INNOVATION INC SEDOL: BKZ7N95	Common Stock	774,133
OPTION CARE HEALTH INC COM NEW COM NEW SEDOL: BKM5C62	Common Stock	543,723
ORMAT TECHNOLOGIES INC COM SEDOL: B03L311	Common Stock	270,722
PACIRA BIOSCIENCES INC COM USD0.001 SEDOL: B3X26D8	Common Stock	110,870
PALO ALTO NETWORKS INC COM USD0.0001 SEDOL: B87ZMX0	Common Stock	1,260,317
PALOMAR HLDGS INC COM SEDOL: BJYLZK6	Common Stock	76,590
PATRICK INDS INC COM SEDOL: 2673154	Common Stock	202,005
PAYLOCITY HLDG CORP COM SEDOL: BKM4N88	Common Stock	169,466
PAYONEER GLOBAL INC COM SEDOL: BLSPX60	Common Stock	187,550
PBF ENERGY INC CL A CL A SEDOL: B7F4TJ7	Common Stock	36,091
PENSKE AUTOMOTIVE GROUP INC COM STK SEDOL: 2943523	Common Stock	277,040
PENUMBRA INC COM SEDOL: BZ0V201	Common Stock	316,186
PERFICIENT INC COM STK SEDOL: 2442547	Common Stock	239,190
PERFORMANCE FOOD GROUP CO COM SEDOL: BYVYD43	Common Stock	410,336
PHOTRONICS INC COM SEDOL: 2687315	Common Stock	40,781
PLIANT THERAPEUTICS INC COM SEDOL: BMDWW66	Common Stock	45,728
POOL CORP COM STK SEDOL: 2781585	Common Stock	438,182
POST HLDGS INC COM STK SEDOL: B6T0518	Common Stock	429,469
POWER INTEGRATIONS INC COM SEDOL: 2133045	Common Stock	322,446
POWERSCHOOL HLDGS INC CL A COM CL A COM SEDOL: BMGTPK9	Common Stock	259,184
PRESTIGE CONSUMER HEALTHCARE INC COM SEDOL: B0650P3	Common Stock	203,618
PRIMERICA INC COM SEDOL: B50K3X8	Common Stock	532,507
PROCEPT BIOROBOTICS CORP COM SEDOL: BMYRFV6	Common Stock	211,394

PROTHENA CORP PLC USD0.01 SEDOL: B91XRN2	Common Stock	188,241
PTC INC COM SEDOL: B95N910	Common Stock	486,039
PTC THERAPEUTICS INC COM SEDOL: B17VCN9	Common Stock	157,064
PURE STORAGE INC CL A CL A SEDOL: BYZ62T3	Common Stock	36,908
PVTPL CYMABAY THERAPEUTICS INC COM SEDOL: BJ3WDH3	Common Stock	125,351
QUAKER CHEM CORP COM SEDOL: 2715186	Common Stock	160,065
QUALYS INC COM USD0.001 SEDOL: B7XJTN8	Common Stock	694,831
RAMBUS INC DEL COM SEDOL: 2721967	Common Stock	588,588
RANGE RES CORP COM SEDOL: 2523334	Common Stock	107,057
RAPID? INC COM SEDOL: BZ22CY6	Common Stock	267,742
RBC BEARINGS INC COM SEDOL: B0GLYB5	Common Stock	617,642
RED ROCK RESORTS INC CL A CL A SEDOL: BYY9947	Common Stock	181,322
RELAY THERAPEUTICS INC COM SEDOL: BN2R582	Common Stock	88,575
REPLIGEN CORP COM STK USD0.01 SEDOL: 2731654	Common Stock	438,892
REPLIMUNE GROUP INC COM SEDOL: BDDVW37	Common Stock	49,981
REVOLUTION MEDICINES INC COM SEDOL: BL71K91	Common Stock	81,250
RHYTHM PHARMACEUTICALS INC COM SEDOL: BF2YWG4	Common Stock	113,040
RIOT PLATFORMS INC COM NPV SEDOL: BD9F675	Common Stock	83,538
RLI CORP COM SEDOL: 2719070	Common Stock	283,412
ROCKET PHARMACEUTICALS INC COM USD0.01 SEDOL: BDFKQ07	Common Stock	110,979
RYAN SPECIALTY HOLDINGS INC CL A COM USD0.001 CL A SEDOL: BNXKSK3	Common Stock	375,177
SAIA INC COM STK SEDOL: 2982399	Common Stock	721,748
SALESFORCE INC COM USD0.001 SEDOL: 2310525	Common Stock	10,511,917
SCHOLAR ROCK HLDG CORP COM SEDOL: BFZQ0L8	Common Stock	85,521
SELECTIVE INS GROUP INC COM SEDOL: 2766173	Common Stock	368,872
SERVICENOW INC COM USD0.001 SEDOL: B80NXX8	Common Stock	7,959,316
SERVISFIRST BANCSHARES INC COMMON STOCK SEDOL: BMH0MP5	Common Stock	229,207
SHIFT4 PMTS INC CL A CL A SEDOL: BLF0L75	Common Stock	485,515
SHOCKWAVE MED INC COM SEDOL: BHLNZ89	Common Stock	171,504
SIMPLY GOOD FOODS CO COM SEDOL: BF27XF9	Common Stock	233,482
SIMPSON MFG INC COM SEDOL: 2809250	Common Stock	683,427
SITEONE LANDSCAPE SUPPLY INC COM SEDOL: BYQ7X81	Common Stock	421,850
SKYLINE CHAMPION CORPORATION COM USD0.0277 SEDOL: 2814005	Common Stock	338,997
SM ENERGY CO COM SEDOL: 2764188	Common Stock	196,620
SMARTSHEET INC CL A CL A SEDOL: BFZND98	Common Stock	426,650
SNOWFLAKE INC CL A CL A SEDOL: BN134B7	Common Stock	5,862,341
SOUTHWESTERN ENERGY CO COM SEDOL: 2828619	Common Stock	328,345
SPRINGWORKS THERAPEUTICS INC COM SEDOL: BGMGM89	Common Stock	64,715
SPS COMM INC COM SEDOL: B57VWJ3	Common Stock	794,938
SPX TECHNOLOGIES INC COM SEDOL: BQ1L7V3	Common Stock	527,575
STERIS PLC ORD USD0.001 SEDOL: BFY8C75	Common Stock	410,020
STONEX GROUP INC COM SEDOL: BMQ8XV3	Common Stock	305,952
SUPER MICRO COMPUTER INC COM SEDOL: B1VQR35	Common Stock	79,877
SUPERNUS PHARMACEUTICALS INC COM STK SEDOL: B72ZBG4	Common Stock	122,387
SYMBOTIC INC COM USD0.0001 CLASS A SEDOL: BPG82M8	Common Stock	176,113
TECHNIPFMC PLC COM USD1 SEDOL: BDSFG98	Common Stock	216,142
TELEDYNE TECHNOLOGIES INC COM SEDOL: 2503477	Common Stock	318,651

TEMPUR SEALY INTL INC COM SEDOL: 2216991	Common Stock	582,740
TENABLE HLDGS INC COM SEDOL: BF?J7N6	Common Stock	388,240
TENET HEALTHCARE CORP COM NEW. SEDOL: B8DMK08	Common Stock	522,113
TERADATA CORP DEL COM STK SEDOL: B247H10	Common Stock	223,511
TESLA INC COM USD0.001 SEDOL: B616C79	Common Stock	15,005,210
TEXAS ROADHOUSE INC COMMON STOCK SEDOL: B033TJ7	Common Stock	744,503
THE TRADE DESK INC COM CL A COM CL A SEDOL: BD8FDD1	Common Stock	4,058,112
THRYV HLDGS INC COM NEW COM NEW SEDOL: BMCMWYS	Common Stock	80,179
TIDEWATER INC NEW COM SEDOL: BDFGDQ0	Common Stock	310,073
TJX COS INC COM NEW SEDOL: 2989301	Common Stock	4,958,328
TKO GROUP HLDGS INC COM SEDOL: BQBBFD1	Common Stock	277,209
TOPBUILD CORP COM SEDOL: BZ0P3W2	Common Stock	1,021,730
TORO CO COM SEDOL: 2897040	Common Stock	164,527
TRANSMEDICS GROUP INC COM SEDOL: BK6TM04	Common Stock	200,640
TRANSOCEAN LTD SEDOL: B3KFWW1	Common Stock	152,127
TRAVEL+ LEISURE CO COM USD0.01 SEDOL: BMXYT16	Common Stock	111,367
TYLER TECHNOLOGIES INC COM STK SEDOL: 2909644	Common Stock	405,158
UBER TECHNOLOGIES INC COM USD0.00001 SEDOL: BK6N347	Common Stock	8,540,436
UFP INDUSTRIES INC COM USD1.00 SEDOL: BMQ60Q1	Common Stock	788,956
ULTRAGENYX PHARMACEUTICAL INC COM SEDOL: BJ62Z18	Common Stock	199,553
UNITED PARKS & RESORTS INC SEDOL: B84KWJ4	Common Stock	108,354
UNITEDHEALTH GROUP INC COM SEDOL: 2917766	Common Stock	7,270,551
VALVOLINE INC COM SEDOL: BDG22J3	Common Stock	160,091
VAXCYTE INC COM SEDOL: BKPVGH6	Common Stock	211,824
VERRA MOBILITY CORP SEDOL: BFXX5X8	Common Stock	314,244
VERTEX PHARMACEUTICALS INC COM SEDOL: 2931034	Common Stock	5,973,145
VERTIV HOLDINGS LLC COM USD0.0001 SEDOL: BL3LWS8	Common Stock	473,864
VISA INC COM CL A STK SEDOL: B2PZN04	Common Stock	12,885,503
VISTEON CORP COM NEW COM NEW SEDOL: B4N0JJ6	Common Stock	273,031
VONTIER CORP COM USD0.0001 WI SEDOL: BH4GV32	Common Stock	428,316
WATSCO INC COM SEDOL: 2943039	Common Stock	319,210
WATTS WTR TECHNOLOGIES INC SEDOL: 2943620	Common Stock	647,937
WEATHERFORDINTLLTD COMMON STOCK SEDOL: BLNN369	Common Stock	917,841
WENDYS CO COM SEDOL: B3NXMJ9	Common Stock	273,869
WEST PHARMACEUTICAL SVCS INC COM SEDOL: 2950482	Common Stock	419,375
WILLSCOT MOBILE MINI HLDGS CORP COM SEDOL: BMHL0Z4	Common Stock	352,084
WINGSTOP INC COM SEDOL: BYYXHN4	Common Stock	692,509
WOODWARD INC COM SEDOL: 2948089	Common Stock	538,939
WORKIVA INC COM CL A COM CL A SEDOL: BSS6HY8	Common Stock	287,838
XENCOR INC COM SEDOL: BGCYWN8	Common Stock	125,406
XPO INC COM SEDOL: B6Z1355	Common Stock	605,422
ZEBRA TECHNOLOGIES CORP CL A SEDOL: 2989356	Common Stock	88,559
ZENTALIS PHARMACEUTICALS INC COM SEDOL: BMQ5T49	Common Stock	31,209
10X GENOMICS INC CL A CL A SEDOL: BKS3RS7	Common Stock	347,624
EQTY LIFESTYLE PPTYS INC REIT	Common Stock	195,960
LIFE STORAGE INC COM	Common Stock	—

	REXFORD INDL RLTY INC COM	Common Stock	176,939
	RYMAN HOSPITALITY PPTYS INC COM	Common Stock	—
	TERRENO RLTY CORP	Common Stock	129,664
	1ST INDL RLTY TR INC COM	Common Stock	285,155
	Nextera JV	Common Stock
			633,384,780
	Mutual Funds:
	Dodge & Cox International Stock Fund	International Fund	170,933,420
	Victory Sycamore Small Company Opportunity Fund	Small U.S. Equity Fund	117,429,322
			288,362,742
	Collective Trust Funds:
	BlackRock MSCI ACWI ex-U.S. IMI Index Fund	Large U.S. Equity Fund	151,149,615
*	BlackRock LifePath Index 2025 NL CIT Fund	Target Maturity Fund	92,447,389
*	BlackRock LifePath Index 2030 NL CIT Fund	Target Maturity Fund	125,987,877
*	BlackRock LifePath Index 2035 NL CIT Fund	Target Maturity Fund	120,360,524
*	BlackRock LifePath Index 2040 NL CIT Fund	Target Maturity Fund	115,950,104
*	BlackRock LifePath Index 2045 NL CIT Fund	Target Maturity Fund	124,573,782
*	BlackRock LifePath Index 2050 NL CIT Fund	Target Maturity Fund	98,308,377
*	BlackRock LifePath Index 2055 NL CIT Fund	Target Maturity Fund	76,008,928
*	BlackRock LifePath Index 2060 NL CIT Fund	Target Maturity Fund	43,197,739
*	BlackRock LifePath Index 2065 NL CIT Fund	Target Maturity Fund	13,879,467
*	BlackRock LifePath Index Retirement NL CIT Fund	Target Maturity Fund	63,464,667
	BlackRock Equity Index Fund	Large U.S. Equity Index Fund	655,392,766
	BlackRock Extended Equity Market Fund	Mid-Cap Growth Fund	211,438,445
	BlackRock U.S. Debt Index Fund	Domestic Fixed Income/Intermediate Core Bond	96,897,205
	Boston Partners Large Cap Value Equity Fund	Large U.S. Equity Fund	236,145,783
	Harding Loevner International Equity Collective Fund	International Fund	45,717,346
*	KeyBank EB MaGIC Fund	Stable Value Fund	153,474,422
	PIMCO Diversified Real Asset CIT	Large U.S. Equity Fund	24,508,249
	PIMCO SER International Institutional	International Institutional Fund	9,775,811
	PIMCO SER Investment Grade Portfolio	Bond fund	38,815,669
	PIMCO SER PVT Municipal Portfolio	Municipal Value Fund	1,866,937
	PIMCO SER Real Return Portfolio	Bond fund	5,835,155
	PIMCO SER U S Government Sector Portfolio	Government Mutual Fund	29,451,737
	PIMCO PAPS Emerging Markets Portfolio Institutional	Emerging Markets Institutional Fund	6,748,235
	PIMCO High Yield Portfolio Fund	High Yield Fund	1,678,765
	PIMCO PAPS Asset Backed Securities	Asset-Backed Fund	24,300,992
	PIMCO PAPS Mortgage Portfolio Institutional	Mortgage-Backed Institutional Fund	21,865,917
	PIMCO Short Term Floating Nav II	Fixed Income Fund	11,023,016
			2,600,264,919
	Money Market Funds:
	Federated Government Obligations Fund	Money Market Fund	145,328,813
	Collective U.S. Government STIF	Money Market Fund	6,920,842
			152,249,655

	Total assets held for investment purposes		3,674,262,096

*	Loans to participants (interest rates from 4.25%-9.50% with various maturities)		52,790,390

	Total assets held for investment purposes		$3,727,052,486

*	Party-in-interest to the Plan.